                                                                 EXHIBIT (h)(19)

                                   SCHEDULE A

                               WITH RESPECT TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                          GUARANTEE                   MAXIMUM OPERATING EXPENSE LIMIT
           NAME OF FUND                 MATURITY DATE             (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
         ---------------               ----------------------------------------------------------------------
                                                               Class A      Class B      Class C      Class Q
                                                               -------      -------      -------      -------
ING Principal Protection Fund          October 11, 2006         1.75%        2.50%        2.50%        1.75%
ING Principal Protection Fund II       January 31, 2007         1.75%        2.50%        2.50%        1.75%
ING Principal Protection Fund III      June 5, 2007             1.75%        2.50%        2.50%        1.75%
ING Principal Protection Fund IV       October 8, 2007          1.75%        2.50%        2.50%        1.75%
ING Principal Protection Fund V        January 22, 2008         1.75%        2.50%        2.50%        1.75%
ING Principal Protection Fund VI       April 22, 2008           1.75%        2.50%        2.50%        1.75%
ING Principal Protection Fund VII      June 26, 2008            1.75%        2.50%        2.50%        1.75%
ING Principal Protection Fund VIII*    October 15, 2008         1.75%        2.50%        2.50%        1.75%
ING Principal Protection Fund IX**     January 15, 2009         1.75%        2.50%        2.50%        1.75%

                                                                          /s/ HE
                                                                          ------
                                                                              HE

Approved by the Board of Trustees on May 9, 2001 for ING Principal Protection Fund; on November 2, 2001 for ING Principal Protection Fund II; on February 26, 2002 for ING Principal Protection Fund III; on May 24, 2002 for ING Principal Protection Fund IV; on August 20, 2002 for ING Principal Protection Fund V; and on November 22, 2002 for ING Principal Protection Fund VI, ING Principal Protection Fund VII, ING Principal Protection Fund VIII, and ING Principal Protection Fund IX.

-----------------

* Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in
         Section 3.

** This Schedule A will be effective with respect to this Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.